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                                                                    Exhibit 23.2


                CONSENT OF INDEPENDENT AUDITORS ON FORM 10-K

We consent to the incorporation by reference in (1) Registration Statement No. 33-55014, which acts as Post-Effective Amendment No. 2 to Registration Statement No. 33-26566 on Form S-8/S-3, and Post-Effective Amendment No. 6 to Registration Statement No. 2-85579 on Form S-8/S-3; (2) Registration Statement No. 33-33621 on Form S-8, which acts as Post-Effective Amendment No. 2 to Registration Statement No. 2-99945 on Form S-8; (3) Registration Statement No. 33-10491 on Form S-3; (4) Registration Statement No. 33-41241 on Form S-8; and
(5) Registration Statement No. 33-53231 on Form S-3 of our report dated February 8, 1995, with respect to the consolidated statements of income, cash flows, and common shareholders' equity and the financial statement schedule (as it pertains to 1994) of VF Corporation for the fiscal year ended December 31, 1994 incorporated by reference in this Annual Report on Form 10-K for the year ended January 4, 1997.


/s/ Ernst & Young LLP

Reading, Pennsylvania
March 24, 1997




                CONSENT OF INDEPENDENT AUDITORS ON FORM 11-K

We consent to the incorporation by reference in (1) Registration Statement No. 33-55014, which acts as Post-Effective Amendment No. 2 to Registration Statement No. 33-26566 on Form S-8/S-3 and Post-Effective Amendment No. 6 to Registration Statement No. 2-85579 on Form S-8/S-3 (2) Registration Statement No. 33-33621 on Form S-8, which acts as Post-Effective Amendment No. 2 to Registration Statement No. 2-99945 on Form S-8, of our report dated March 10, 1995, with respect to the statement of changes in net assets available for benefits of the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees for the year ended December 31, 1994 included in the Annual Report on Form 11-K for the year ended December 31, 1994.


/s/ Ernst & Young LLP

Reading, Pennsylvania
March 24, 1997